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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 1, 1996, except for Note 16 as to which the date is August 27, 1996, with respect to the financial statements of POA Acquisition Corporation included in Post Effective Amendment No. 4 to the Registration Statement (Form S-1 No. 33-93852) and related Prospectus of Universal Outdoor Holdings, Inc. for the registration of 24,200 warrants to purchase common stock and 387,200 shares of common stock.


Ernst & Young LLP


April 14, 1997
Orlando, Florida